SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2005

Philadelphia Consolidated Holding Corp.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	0-22280	23-2202671

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer’ Identification No.)

One Bala Plaza, Suite 100, Bala Cynwyd, PA	19004

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 617-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

Two of the Company’s insurance subsidiaries, Mobile USA Insurance Company (MUSA) and Liberty American Insurance Company (LAIC), have entered into reimbursement contracts effective June 1, 2005 with the State Board of Administration of the State of Florida, which administers the Florida Hurricane Catastrophe Fund (FHCF). Execution of theses contracts is a condition of the subsidiaries writing FHCF covered policies as determined in Section 215.555(2)(c) of Florida Statutes. The subsidiaries purchased coverage to 90% reimbursement. The cost and amount of coverage purchased is determined by the Florida legislature as well as data submissions made by all companies who participate in the FHCF. Cost and coverage can change based on ultimate exposure submitted to the FHCF and any legislation enacted by the state of Florida. Based on current projections the cost and amount of coverage is estimated to be approximately $4,600,000 to purchase coverage in the amount of 90% of $108 million in excess of $29 million for MUSA and $416,000 to purchase coverage in the amount of 90% of $9.8 million in excess of $2.6 million for LAIC.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Philadelphia Consolidated Holding Corp. (Registrant)

Dated: May 23, 2005	By:	Craig P. Keller

Craig P. Keller Executive Vice President, Secretary, Treasurer and Chief Financial Officer